EXHIBIT 99.2

CREXENDO, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements and accompanying notes reflect the pro forma effects of the following transaction (“Transaction”).  On March 1, 2026, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Estech Holdings, Inc., a Texas corporation (“Seller”), pursuant to which the Company agreed to purchase from Seller one hundred percent (100%) of the issued and outstanding membership interests (the “Purchased Interests”) of Estech Systems, LLC, a Delaware limited liability company, and its operating subsidiary, ESI Hosted Services, LLC (collectively, “ESI”), subject to the terms and conditions set forth in the Purchase Agreement. The aggregate purchase price for the Purchased Interests was $34,733, subject to customary post-closing purchase price adjustments based on working capital, indebtedness, and transaction expenses. The Purchase Price consists of $27,300 in cash and $7,433 in shares of the Company’s common stock, resulting in the issuance following closing of the Acquisition of 1,159,638 shares of the Company’s common stock, par value $0.001. The Shares were issued in a private transaction in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption. Pursuant to the lock-up agreement, after six months, 50% of the shares will be permitted to be sold, with an additional 50% permitted to be sold after twelve months. On March 1, 2026, the Company closed the transaction, and the Company issued the seller cash consideration of $27,300 and 1,159,638 shares of the Company’s common stock valued at $6.41 per share, for an aggregate purchase price of approximately $34.7 million.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition described above occurred on January 1, 2025 for statements of operation purposes and as of December 31, 2025 for balance sheet purposes, nor is it necessarily indicative of the future financial position or results of operations. The unaudited pro forma condensed combined financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of ESI. The final allocation of the purchase price will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed. The preliminary purchase price allocation for ESI is subject to revision as more detailed analysis is completed and additional information on the fair values of ESI’ assets and liabilities become available. Any change in the fair value of the net assets of ESI will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented here.

The unaudited pro forma condensed combined balance sheet assumes that the Transaction was completed on December 31, 2025. The unaudited pro forma condensed combined statements of operations for the fiscal year ended December 31, 2025 assume the Transaction was completed on January 1, 2025 and reflect the pro forma operating results of ESI for its fiscal year 2025, derived from the Company’s audited financial statements for such period.

The Company prepares its financial statements in accordance with U.S. Generally Accepted Accounting Principles. The unaudited pro forma condensed combined financial statements were prepared in accordance with the rules and regulations of the SEC and should not be considered indicative of the financial position or results of operations that would have occurred if the Transaction had been completed on the dates indicated, nor are they indicative of the future financial position or results of operations of Crexendo and ESI following completion of the Transaction. The historical financial information of ESI has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes thereto. In addition, the unaudited pro forma financial information was based on, and should be read in conjunction with:

•	The separate historical consolidated financial statements of Crexendo, Inc. and Subsidiaries (Crexendo”) as of and for the fiscal year ended December 31, 2025 and the related notes included in Crexendo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 3, 2026; and

•	The separate historical financial statements of ESI as of and for the year ended December 31, 2025 and the related notes, which are attached as Exhibit 99.1, to this Form 8-K/A.

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CREXENDO, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheet

As of December 31, 2025

(in thousands)

	Historical		Pro Forma
	Crexendo	ESI	Adjustments (i)		Combined
Assets		(Note 2)	(Note 3)
Current assets:
Cash and cash equivalents	$31,378	$301	$(26,947	)(a)	$4,732
Trade receivables, net	4,913	325	-		5,238
Contract assets, net	-	151	-		151
Inventories	454	820	-		1,274
Equipment financing receivables	1,416	1,219	-		2,635
Contract costs	2,318	1,559	-		3,877
Prepaid expenses	892	207	-		1,099
Income tax receivable	234	-	-		234
Other current assets	292	52	-		344
Total current assets	41,897	4,634	(26,947)		19,584

Contract assets, net of current portion, net	402	334	-		736
Long-term equipment financing receivables, net	3,223	2,436	-		5,659
Property and equipment, net	195	302	-		497
Operating lease right-of-use assets	1,006	-	-		1,006
Intangible assets, net	17,860	-	23,400	(b)	41,260
Goodwill	9,454	534	4,731	(c)(d)	14,719
Contract costs, net of current portion	3,319	2,440	-		5,759
Other long-term assets	330	-	-		330
Total Assets	$77,686	$10,680	$1,184		$89,550

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$649	$1,314	$-		$1,963
Accrued expenses	8,391	1,911	-		10,302
Finance leases	2	133	(133	)(e)	2
Notes payable	114	-	-		114
Operating lease liabilities	493	30	-		523
Income tax payable	151	-	-		151
Contract liabilities	2,528	800	-		3,328
Total current liabilities	12,328	4,188	(133)		16,383

Contract liabilities, net of current portion	1,008	376	-		1,384
Finance leases, net of current portion	-	43	(43	)(e)	-
Related party notes payable, net of current portion	-	5,198	(5,198	)(f)	-
Operating lease liabilities, net of current portion	529	-	-		529
Total liabilities	13,865	9,805	(5,374)		18,296

Stockholders' equity:
Total stockholders' equity	63,821	875	6,558	(g)	71,254

Total Liabilities and Stockholders' Equity	$77,686	$10,680	$1,184		$89,550

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

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CREXENDO, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2025

(in thousands, except per share data)

	Historical		Pro Forma
	Crexendo	ESI	Adjustments		Combined
			(Note 3)
Service revenue	$33,782	$21,276	$-		$55,058
Software solutions revenue	29,664	-	(598	)(h)	29,066
Product revenue	4,721	4,827	-		9,548
Total revenue	68,167	26,103	(598)		93,672

Operating expenses:
Cost of service revenue	14,153	6,750	(587	)(i)	20,316
Cost of software solutions revenue	8,275	-	-		8,275
Cost of product revenue	2,835	1,744	-		4,579
Selling and marketing	17,771	8,180	4,499	(j)	30,450
General and administrative	14,723	5,382	190	(j)(k)	20,295
Research and development	5,720	1,248	-		6,968
Total operating expenses	63,477	23,304	4,102		90,883

Income/(loss) from operations	4,690	2,799	(4,700)		2,789

Other income/(expense):
Interest income	637	-	(637	)(l)	-
Interest expense	(19)	(385)	385	(m)	(19)
Other income/(expense), net	63	645	(645	)(n)	63
Total other income/(expense), net	681	260	(897)		44
			-
Income/(loss) before income tax	5,371	3,059	(5,597)		2,833
			-
Income tax benefit/(provision)	(300)	-	-		(300)

Net income/(loss)	$5,071	$3,059	$(5,597)		$2,533

Earnings per common share:
Basic	$0.17				$0.08
Diluted	$0.16				$0.08

Weighted-average common shares outstanding:
Basic	29,681,847		1,159,638	(o)	30,841,485
Diluted	31,641,294		1,159,638	(o)	32,800,932

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the SEC.

1. Basis of Pro Forma Presentation

On March 1, 2026, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Estech Holdings, Inc., a Texas corporation (“Seller”), pursuant to which the Company agreed to purchase from Seller one hundred percent (100%) of the issued and outstanding membership interests (the “Purchased Interests”) of Estech Systems, LLC, a Delaware limited liability company, and its operating subsidiary, ESI Hosted Services, LLC (collectively, “ESI”), subject to the terms and conditions set forth in the Purchase Agreement. The aggregate purchase price for the Purchased Interests was $34,733, subject to customary post-closing purchase price adjustments based on working capital, indebtedness, and transaction expenses. The Purchase Price consists of $27,300 in cash and $7,433 in shares of the Company’s common stock, resulting in the issuance following closing of the Acquisition of 1,159,638 shares of the Company’s common stock, par value $0.001. The Shares were issued in a private transaction in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption. Pursuant to the lock-up agreement, after six months, 50% of the shares will be permitted to be sold, with an additional 50% permitted to be sold after twelve months. On March 1, 2026, the Company closed the transaction, and the Company issued the seller cash consideration of $27,300 and 1,159,638 shares of the Company’s common stock valued at $6.41 per share, for an aggregate purchase price of approximately $34.7 million.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025 was prepared by combining the historical audited consolidated balance sheet data as of December 31, 2025 for Crexendo and ESI as if the Transactions had been consummated on that date.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 combines the audited statements of operations of Crexendo and ESI for the year ended December 31, 2025, as if the transactions had been consummated on January 1, 2025.

2. ESI Balance Sheet

ESI classified certain amounts differently than Crexendo in its balance sheet. The following schedule summarizes the necessary adjustments to conform the ESI balance sheet as of December 31, 2025 to Crexendo’s basis of presentation (Unaudited, in thousands):

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Consolidated Balance Sheet as of December 31, 2025 (Unaudited, in thousands):

	As Reported		As Revised
	ESI	Adjustments (I)	ESI
Assets
Current assets:
Cash and cash equivalents	$301	$-	$301
Trade receivables, net	325	-	325
Inventories	820	-	820
Equipment financing receivables, net	1,219	-	1,219
Contract costs	1,559	-	1,559
Contract assets, net	151	-	151
Prepaid expenses	207	-	207
Other current assets	52	-	52
Total current assets	4,634	-	4,634

Contract assets, net of current portion, net	334	-	334
Long-term equipment financing receivables, net	2,436	-	2,436
Property and equipment, net	31	271	302
Finance lease right-of-use assets	271	(271)	-
Goodwill	534	-	534
Contract costs, net of current portion	2,440	-	2,440
Total assets	$10,680	$-	$10,680

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,314	$-	$1,314
Accrued expenses	1,911	-	1,911
Finance leases	133	-	133
Operating lease liabilities	30	-	30
Contract liabilities	250	550	800
Deverred revenues	550	(550)	-
Total current liabilities	4,188	-	4,188

Contract liabilities, net of current portion	376	-	376
Finance leases, net of current portion	43	-	43
Related-party notes payable, net of current portion	5,198	-	5,198
Total liabilities	9,805	-	9,805

Stockholders' equity:
Total stockholders' equity	875	-	875

Total liabilities and stockholders' equity	$10,680	$-	$10,680

The adjustments presented above to ESIs’ balance sheet are as follows:

(i)

Reflects a reclassification of assets under finance leases to property and equipment, net to be consistent with Crexendo’s classifications. Also reflects a reclassification of deferred revenues to contract liabilities to be consistent with Crexendo’s classifications.

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3. Pro Forma Adjustments

The accompanying unaudited pro forma condensed combined financial statements have been prepared as if the transactions described above were completed on December 31, 2025 for balance sheet purposes and as of January 1, 2025 for statement of operations purposes.

The unaudited pro forma condensed combined balance sheet gives effect to the following pro forma adjustments (in thousands):

(a)	The following adjustments to cash and cash equivalents:

Cash portion of ESI purchase price	$(27,300)
less: Cash to ESI to fund liabilities assumed	353
$(26,947)

(b)	The following adjustments to intangible assets, net:

Value attributed to new intangible asset - customer relationships	$22,300
Value attributed to new intangible asset - trademarks and trade name	1,100
$23,400

(c)	Adjustment to record goodwill of $5,265 resulting from the difference between the purchase price and identifiable net assets as follows:

Preliminary Purchase Price Allocation
Total purchase price	$34,733
Cash and cash equivalents	654
Trade receivables, net of allowance	325
Contract assets, net of allowance	151
Inventories	820
Equipment financing receivables, net of allowance	1,219
Contract costs	1,559
Prepaid expenses	207
Other current assets	52
Contract assets, net of current portion	334
Long-term equipment financing receivables, net of allowance	2,436
Property and equipment, net	302
Contract costs, net of current portion	2,440
Intangible assets acquired (FV)	23,400
Total identifiable assets	33,899

Accounts payable	1,314
Accrued expenses	1,911
Operating lease liabilities	30
Contract liabilities	800
Contract liabilities, net of current portion	376
Total liabilities assumed	4,431
Total goodwill	$5,265

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(d)	Adjustment to write off $534 of goodwill on ESI’s balance sheet.

(e)	Adjustment for the repayment of ESI’s outstanding finance leases of $133 and finance leases, net of current portion of $43.

(f)	Adjustment for the repayment of $5,198 of ESI’s outstanding related party notes payable.

(g)	The following adjustments to stockholders’ equity:

Elimination of ESI's historical stockholders’ equity	$(875)
Fair value of Crexendo common stock portion of ESI purchase price	7,433
$6,558

The unaudited pro forma condensed combined statements of operations give effect to the following pro forma adjustments (in thousands, except per share data):

(h)	ESI was a customer of Crexendo, adjustment to eliminate the associated software solutions revenue of $598.
(i)	ESI was a customer of Crexendo, adjustment to eliminate ESI’s associated cost of service revenue of $587.
(j)	Adjustment to record amortization expense related to the identifiable intangible assets recorded in connection with the acquisition as noted below:

Customer relationships	$4,499
Trademarks and trade names	234
$4,733

(k)	Adjustment to eliminate $44 of share-based compensation on ESI’s statement of operations.

(l)

Adjustment to eliminate $637 of Crexendo’s interest income, as the cash balance was utilized for the cash portion of the acquisition from the decrease of the cash balance due to the acquisition of ESI.

(m)	Adjustment to eliminate $385 in ESI interest expense due to the repayment of the finance leases and related party note payable as part of the acquisition.

(n)	Adjustment to eliminate ESI’s other income/(expense), net due to the associated other income and expense not being included in the acquisition.

(o)	Adjustments to weighted average shares outstanding to record the Crexendo common stock issued.

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